SCHEDULE 4.11

                               FORM A56
                               DEBENTURE

Standard Forms of Conveyances Act, S.N.B. 1980, c. S-12.2, s.2

The parties to this debenture are:

REPAP NEW BRUNSWICK INC., a corporation incorporated under the laws of Canada, having an office at 345 Curtis Road, in the City of Miramichi, in the Province of New Brunswick, the "corporation"

- and -

BANKERS TRUST COMPANY, a New York banking corporation, having an office at Four Albany Street, in the City of New York, in the State of New York, U.S.A. 10006, in its capacity as Second Priority Note Trustee (as defined herein) and THE BANK OF NEW YORK, a New York banking corporation, having an office at 101 Barclay Street, Floor 21 West, in the City of New York, in the State of New York, U.S.A. 10286, in it capacity as Collateral Agent (as defined herein) for Bankers Trust Company as Second Priority Note Trustee (as defined herein), the "lender"

The recitals attached hereto as Schedule "D" form part of this debenture.

For value received, the corporation promises to pay on demand to or to the order of the lender the principal sum and interest as hereafter set out.

Principal Sum:    as set forth in Schedule "C"

Interest Rate:    as set forth in Schedule "C"

How Interest Calculated: as set forth in Schedule "C"

Place of Payment:   as set forth in Schedule "C"

As security for the payment of all money payable hereunder and the performance of the covenants and conditions herein contained, the corporation grants, mortgages and charges, as applicable, to and in favour of the lender:

(f)  in accordance with Schedule "F".

This debenture contains the covenants and conditions which are set out in:

(b)  Schedule "C" attached hereto.

DATED on April 24, 1995.

IN WITNESS WHEREOF the corporation has executed this debenture.


                            REPAP NEW BRUNSWICK INC.

                            by:   c.s.



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                             SCHEDULE "C"

1.01 Promise to Pay

     For value received, the Company hereby acknowledges itself indebted and promises to pay on demand to or to the order of the Second Priority Note Trustee for the benefit of the holders of the Second Priority Notes, all Obligations up to the maximum principal sum of four hundred million dollars (U.S.$400,000,000) in lawful money of the United States at the place and in the manner specified in the Second Priority Note Indenture, and to pay interest thereon from the date hereof at the rate of twenty-five percent (25%) per annum in like money at the same place monthly on the last day of each month, both before and after maturity and before and after default, with interest on overdue interest at the rate aforesaid.

2.01 Mortgage and Charge

     (a) As continuing security for the due payment and performance of the Obligations, the Company hereby:

          (i) grants, mortgages and charges as and by way of a second fixed and specific mortgage and charge to and in favour of the Collateral Agent, all right, title and interest, now existing or after-acquired, of the Company in and to:

              (A) all freehold real property and all leaseholds of real property, including, but not limited to, the freehold and leasehold lands and premises described in Schedule "A" hereto (the freehold real property subject to the fixed mortgage and charge being collectively referred to herein as the "Freehold Lands" and the leaseholds of real property subject to the fixed mortgage and charge being collectively referred to herein as the "Leasehold Lands");

              (B) all buildings, improvements, erections, structures and fixtures now or hereafter constructed or placed on the Freehold Lands or the Leasehold Lands (collectively, the "Improvements");

              (C) all of the Company's present and after-acquired personal property (other than inventory, accounts receivable arising from the sale or lease of, or otherwise relating to, inventory, insurance in respect of such inventory and accounts receivable, records relating to such inventory, accounts receivable and insurance, substitutions and replacements of, and property derived from dealings with, such inventory, accounts receivable, insurance and records and claims, choses in action and security for such inventory, accounts receivable, insurance, records and other property);

              (D) Crown Timber Licences Number 3 and Number 4 issued to the Company pursuant to the Crown Lands and Forests Act of New Brunswick (the "Crown Timber Licences");

              (E) all replacements of, substitutions for and increases, additions and accessions to any of the property described in clauses (i)(A) to (i)(D) inclusive above; and

              (F) all proceeds of any of the property described in clauses (i)(A) to (i)(E) inclusive above stated to be subject to the fixed and specific mortgage and charge created hereby, in any form derived directly or indirectly from any dealing with such property or that indemnifies or compensates for the loss of or damage to such property including, without limitation, proceeds of insurance, and the right to collect and receive the same, and all awards or other compensation including the interest payable


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                   thereon and the right to collect and receive the same,
                   heretofore and hereafter made with respect to the taking by eminent domain, condemnation or otherwise of such property by the Government of Canada, the government of any province, or any municipality or other governmental authority.

          (ii) charges as and by way of a floating charge to and in favour of the Collateral Agent, all its undertaking, property and assets, both present and after-acquired, of whatsoever nature and kind and wheresoever situate (other than (A) inventory, accounts receivable arising from the sale or lease of, or otherwise relating to, inventory, insurance in respect of such inventory and accounts receivable, records relating to such inventory, accounts receivable and insurance, substitutions and replacements of, and property derived from dealings with, such inventory, accounts receivable, insurance and records and claims, choses in action and security for such inventory, accounts receivable, insurance, records and other property (B) such of the undertaking, property and assets of the Company that is effectively and validly subject to the fixed and specific mortgage and charge created under clause (i) above, and (C) the property that is excluded from the Security pursuant to Section 2.01(b));

         (iii) assigns to the Collateral Agent all right, title and interest, now existing or after-acquired, of the Company as landlord or licensor, as the case may be, in (A) all leases, subleases or other agreements for the lease, use or occupancy of any of the Freehold Lands or the Leasehold Lands or any part thereof or space therein, whether written or oral, and as amended and renewed from time to time (collectively, the "Leases"), (B) all rents and other amounts owing from time to time under the Leases, and (C) every guarantee of the payment of the Rents or performance and observance of the covenants, conditions and agreements to be performed by any parties thereto other than the Company (such rents and other amounts and the benefit of all guarantees, conditions and agreements being hereinafter collectively referred to as the "Rents"); provided, that so long as no Event of Default has occurred and is continuing, the Company shall have the right to collect, sue for, recover and retain all Rents, give receipts therefor and to enforce payment thereof.



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     The fixed and specific mortgage and charge, floating charge and assignment created by this Debenture are collectively referred to herein as the "Security" and the property, both real and personal, subject to such fixed and specific mortgage and charge, floating charge or assignment is collectively referred to herein as the "Collateral".

     (b) The Security shall not apply to:

          (i) any property or assets acquired by the Company after the date hereof to the extent that within 30 days after the date of acquisition the Company transfers such property or assets to a Person and then leases them back from such Person; and

          (ii) the last day of the term of any lease or any agreement therefore now held or hereafter acquired by the Company, provided that the Company shall stand possessed of the reversion remaining in the Company of any leasehold interest forming part of the Collateral upon trust to assign and dispose thereof as the Collateral Agent shall direct; and upon any sale or sales of such leasehold interest or any part thereof, the Collateral Agent, for the purpose of vesting the aforesaid reversion of such term or any renewal thereof in any purchaser or purchasers thereof, shall be entitled by deed or writing to appoint such purchaser or purchasers or any other person or persons a new trustee or trustees of the aforesaid reversion or any renewal thereof in the place of the Company and to vest the same accordingly in the new trustee or trustees so appointed, freed and discharged from any obligation respecting the same.

     (c) This Debenture shall constitute and be a continuing security to the Collateral Agent for the payment and performance of all Obligations and shall not be considered as satisfied or discharged by any payment or performance of all or any part of the Obligations outstanding at any time; and the execution and delivery of this Debenture shall not act as a merger of any simple contract debt or suspend the fulfilment of, or affect the rights, remedies or powers of the Collateral Agent in respect of, any present or future debts, liabilities or obligations of the Company to the Collateral Agent or any security now or hereafter held by the Collateral Agent for the payment or fulfilment thereof; and notwithstanding the release or discharge of any of the Collateral, this Debenture shall continue to secure the full amount of the Obligations.

     (d) The Collateral Agent shall not, by virtue of the assignment in Section 2.01(a)(iii) or its receipt of any Rents become or be deemed a mortgagee in possession of the Freehold Lands or the Leasehold Lands.

     (e) Notwithstanding any provisions of this Debenture, payment by the Company to the Second Priority Note Trustee of interest for any period in respect of the Obligations shall be deemed to be payment in satisfaction of the interest payment for the same period under this Debenture, and the Collateral Agent in realizing on the Security of the Debenture shall not claim under this Debenture for the benefit of the Second Priority Note Trustee any greater amount in the aggregate for principal and interest than the amount of the Obligations.


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3.01 Definitions and Interpretations

     (a) Unless otherwise defined herein, all capitalized terms used in this Debenture shall have the respective meanings defined in the Second Priority Note Indenture.

     (b) In this Debenture, unless something in the context is inconsistent therewith, the following terms shall have the following meanings:

          "Alteration" has the meaning defined in Section 4.01(f);

          "Collateral" has the meaning defined in Section 2.01(a);

          "Collateral Agency Agreement" has the meaning defined in Recital D of Schedule "D";

          "Collateral Agent" means The Bank of New York, in its capacity as the collateral agent under the Collateral Agency Agreement for the Second Priority Note Trustee;

          "Company"  means Repap New Brunswick Inc.;

          "Contaminant" means any of the following: (i) any organic or inorganic matter in a solid, liquid or gaseous state including, without limitation, a fuel (such as petroleum or petroleum products, crude oil, natural gas, liquified natural gas, synthetic fuel or any combination of the above), resulting directly or indirectly from human activities that may cause an adverse effect on the Environment as defined in or pursuant to applicable Environmental Laws; (ii) any form of energy or combination of matter and energy including, without limitation, a sound, a vibration, a ray, heat, an odour or a radiation resulting, directly or indirectly, from human activities that may cause an adverse effect on the Environment as defined in or pursuant to applicable Environmental Laws, (iii) any matter, energy or of a combination of matter and energy including, without limitation, any nuclear materials, in any such case deemed toxic, hazardous, a pollutant or a contaminant resulting, directly or indirectly, from human activities that may cause an adverse effect on the Environment as defined in or pursuant to applicable Environmental Laws, or (iv) any substance or material that is or becomes prohibited, controlled or regulated by any government or governmental authority, whether federal, provincial or local, including, without limitation, pollutants, contaminants, dangerous goods or substances, toxic or hazardous substances or materials, hazardous wastes and nonhazardous wastes, all as defined in or pursuant to Environmental Laws;

          "Debenture" means this Debenture and all Schedules hereto, as amended or supplemented from time to time;

          "Default" means any condition or event which constitutes, or which, after notice or lapse of time or both, would constitute an Event of Default hereunder;



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          "Developed Premises" means each of the Freehold Lands (other than the
          Timber Lands) and each of the Leasehold Lands and the Improvements and the personal property situated on each of the Freehold Lands (other than the Timber Lands) or Leasehold Lands;

          "Environment" means all components of the natural environment including, without limitation, air that is open air (but not air that is enclosed in a building, structure, machine, chimney, stack or flue), land (and all surface and subsurface soil, and all land submerged under water) and water (and all surface and underground water), as defined in or pursuant to applicable Environmental Laws;

          "Environmental Laws" means all past, present or future statutes, regulations, ordinances, official directives, standards, by-laws, orders, judgments, approvals, certificates of approval, policies and guidelines having the force of law, permits and rules, of any government or governmental authority having jurisdiction in the Province of New Brunswick and any other jurisdictions in which the Company is doing business relating, in whole or in part, to the Environment or its protection, including, without limitation, (i) to any actual or threatened emission, deposit, discharge, release, spraying, injection, inoculation, dumping, throwing, pouring, spilling, emptying, placing, leaking, seeping, migration, exhausting, abandonment, burial, disposal or incineration of any Contaminant into the Environment; (ii) to the required notification to applicable governmental authorities of the event or occurrence referred to in clause (i) above; (iii) to preventive or remedial measures in connection with any event or occurrence referred to in clause (i) above; (iv) to the manufacturing, generation, processing, use, handling, packaging, labelling, sale, storage, recycling, disposal, destruction, incineration, burial or transportation of any Contaminant; (v) to any nuisance in connection with the Environment; or (vi) to any applicable common law.

          "Eminent domain" means the expropriation or confiscation of property by any government or governmental authority;

          "Event of Default" has the meaning defined in Section 8.01;

          "First Priority Debenture" has the meaning defined in Recital D of Schedule "D";

          "First Priority Fixed Rate Note Indenture" has the meaning defined in Recital B of Schedule "D";

          "First Priority Fixed Rate Note Trustee" has the meaning defined in Recital B of Schedule "D";

          "First Priority Fixed Rate Notes" has the meaning defined in Recital B of Schedule "D";

          "First Priority Floating Rate Note Indenture" has the meaning defined in Recital A of Schedule "D";



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          "First Priority Floating Rate Note Trustee" has the meaning defined in Recital A of Schedule "D";

          "First Priority Floating Rate Notes" has the meaning defined in Recital A of Schedule "D";

          "First Priority Note Indentures" has the meaning defined in Recital B of Schedule "D";

          "First Priority Note Trustees" has the meaning defined in Recital B of Schedule "D";

          "First Priority Notes" has the meaning defined in Recital B of Schedule "D";

          "Freehold Lands" has the meaning defined in Section
          2.01(a)(i)(A);

          "Impositions" has the meaning defined in Section 4.01(j);

          "Improvements" has the meaning defined in Section
          2.01(a)(i)(B);

          "Indentures" has the meaning defined in Recital C of Schedule "D";

          "Leasehold Lands" has the meaning defined in Section
          2.01(a)(i)(A);

          "Leases" has the meaning defined in Section 2.01(a)(iii);

          "Lien" has the meaning defined in the Second Priority
          Note Indenture;

          "Major Casualty or Condemnation Event" means any destruction of or damage to any Developed Premises by fire or any other casualty, or any condemnation or taking by eminent domain of any of the Developed Premises, with respect to which restoration, repair and replacement of the Developed Premises in accordance with Section 5.01(d), (i) cannot reasonably be completed within 240 days after the occurrence of such event, (ii) involves 50% or more of such Developed Premises or (iii) involves 50% or more of the estimated value of such Developed Premises, all as determined in the reasonable opinion of the Board of Directors of the Company as evidenced by an Officers' Certificate setting forth the actions of the Board of Directors;

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Company in respect of any of the Developed Premises, (b) the ability of the Company to perform its obligations under this Debenture in respect of any of the Developed Premises, or (c) the validity or enforceability of this Debenture or the rights and remedies of the Collateral Agent hereunder in respect of any of the Developed Premises;



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          "Obligations" has the meaning defined in Recital E of
          Schedule "D";

          "Permitted Liens" has the meaning defined in the Second
          Priority Note Indenture;

          "Person" means any individual, corporation, company, partnership, unincorporated association, trust, joint venture, or any government or governmental body or governmental authority;

          "Personal property" has the meaning defined in the Personal Property Security Act (New Brunswick), as such statute was assented to on May 7, 1993;

          "Rents" has the meaning defined in Section 2.01(a)(iii);

          "Required Licences" means all present and future federal, provincial and municipal consents, approvals, licenses, permits, authorizations, regulations, exemptions and certificates applicable to the Company or the Collateral and necessary for the operation of any of the Collateral;

          "Requirements of Law" means the certificate of incorporation and by-laws or other organizational or governing documents of the Company, and any law, treaty, rule, regulation, order, judgement, decree, injunction or requirement, or determination of an arbitrator or a court or government or governmental authority, applicable to or binding upon the Company or any of its property or to which the Company or any of its property is subject;

          "Second Priority Note Indenture" has the meaning defined in Recital C of Schedule "D";

          "Second Priority Notes" has the meaning defined in Recital C of Schedule "D";

          "Second Priority Note Trustee" has the meaning defined in Recital C of Schedule "D";

          "Security" has the meaning defined in Section 2.01(a);

          "Timber Lands" means the Freehold Lands described in Sections F, G, H and J in Schedule A hereto;

          "Total Taking" means a condemnation or taking by eminent domain of (i) all the Developed Premises or (ii) a substantial portion of the Developed Premises which renders the remaining portion of the Developed Premises unsuitable, in the reasonable judgment of the Collateral Agent, for continued use by the Company; and

          "Trust Moneys" has the meaning defined in the Second Priority
          Note Indenture.

     (c) Words in the singular include the plural and words in the plural include the singular. Words importing any gender include all genders. The division of this Debenture into sections and subsections and the insertion of headings is


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          for convenience of reference only and does not affect the
          construction or the interpretation of this Debenture.

     (d) In the event of any conflict between the provisions of this Debenture and the provisions of the Second Priority Note Indenture or the Collateral Agency Agreement, the provisions of the Second Priority
          Note Indenture or the Collateral Agency Agreement shall prevail.


4.01 Representations and General Covenants of the Company

     The Company hereby represents to and covenants with the Collateral Agent on behalf of the Second Priority Note Trustee for the benefit of the holders of the Second Priority Notes as follows:

     (a) Corporate Existence and Authority. The Company is a corporation duly incorporated and validly existing under the laws of Canada and has all necessary corporate power and authority to own its property and carry on its business as currently carried on, to execute and deliver this Debenture and to do all acts and execute and deliver all documents as are required hereunder to be done, observed or performed by it in accordance with the terms hereof and is duly licensed, registered or qualified in all jurisdictions where the character of its property owned or leased or the nature of the activities conducted by it requires such licensing, registration or qualification except where the failure to be so licensed, registered or qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) Valid and Enforceable. The Company has taken all necessary corporate action to authorize the execution and delivery of this Debenture, the creation of the Security and the performance of its obligations hereunder. This Debenture constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The mortgage and charge created in Section 2.01(a)(i) constitutes valid and (subject to the exceptions in the preceding sentence) enforceable second priority security over the Collateral expressed to be subject thereto, subject only to Permitted Liens. The charge created in Section 2.01(a)(ii) constitutes a valid and (subject to the exceptions in the second preceding sentence) enforceable floating charge over the Collateral expressed to be subject thereto, subject only to Permitted Liens. The assignment created in Section 2.01(a)(iii) constitutes a valid and (subject to the exceptions in the third preceding sentence) enforceable assignment of the Leases and Rents, subject only to Permitted Liens.

     (c) Permits and Approvals. The Company has obtained and possesses all Required Licences under all Requirements of Law, including, without limitation, Environmental Laws, to carry on its business as currently carried on and to own the Collateral or occupy the lands and premises currently occupied by it,


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          except where the failure to obtain or possess such Required Licences would not have a Material Adverse Effect. No consent or authorization of, filing with or other act by or in respect of any Person is required in connection with the execution, delivery, performance, validity or enforceability of this Debenture, other than that which has been obtained or made and other than any filing or registrations required under the laws of the Province of New Brunswick for the protection and perfection of the Security.

     (d) The Collateral. The Company represents that (i) it is the lawful owner of the Freehold Lands, (ii) it is the lawful tenant of the Leasehold Lands, (iii) it has full right, power and authority to mortgage and charge the Freehold Lands and the Leasehold Lands to the Collateral Agent in accordance with this Debenture, and (iv) subject only to Permitted Liens and the qualifications as to title to the Freehold Lands and the Leasehold Lands expressed in the opinion of counsel for the Company dated the date hereof and delivered to the Collateral Agent, it has good and marketable title to the Freehold Lands and good title to the Collateral other than the Freehold Lands, in each case free of all encumbrances. The Company represents that, upon the proper registration of this Debenture in the appropriate land registry offices in the Province of New Brunswick, this Debenture will constitute a valid second fixed and specific mortgage and charge on the Freehold Lands and the Company's leasehold interest in the Leasehold Lands, subject only to Permitted Liens, and that upon the registration of this Debenture or a financing statement in respect thereof, as the case may be, in the appropriate registration office in the Province of New Brunswick, this Debenture will constitute a valid second perfected fixed and specific mortgage and charge and a valid perfected floating charge of the Collateral that constitutes personal property and a valid assignment of the Leases and Rents, subject only to Permitted Liens. The Company shall
          (i) preserve the validity and priority of the Security and its title to the Collateral and shall forever warrant and defend the same against the claims of all Persons whomsoever claiming or threatening to claim the same or any part thereof, (ii) make, execute, acknowledge and deliver all such further and other documents, instruments or assurances, and cause to be done all such further acts and things as may at any time hereafter be reasonably requested by the Collateral Agent to preserve, perfect and defend the Security and title to the Collateral and the right of the Collateral Agent therein against the claims of all Persons, subject only to Permitted Liens. The Company shall do all such further acts and things and execute and deliver such mortgages, deeds of trust, security agreements, hypothecs, assignments, financing statements and other documents, instruments and assurances as shall be reasonably necessary to better assure, mortgage, charge and assign the Collateral unto the Collateral Agent and to vest in the Collateral Agent a valid and perfected mortgage, charge, assignment and security interest, as applicable, in any Material After-Acquired Property, subject only to Permitted Liens. Notwithstanding the foregoing, any acknowledgment by the Collateral Agent herein or in the Second Priority Note Indenture as to any mortgages, charges, security interests,


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          encumbrances or other liens upon the Collateral or any part thereof shall not constitute an acknowledgment of the priority thereof over the Security or the subordination or postponement of the Security thereto except to the security created by the First Priority Debenture.

     (e) Strict Compliance. The Company shall duly and punctually pay or cause to be paid the principal, interest and other amounts at the times and places and in the manner specified in the Second Priority Notes and the Second Priority Note Indenture, and this Debenture, and shall observe and perform all the conditions, covenants and obligations (including the Obligations) on the part of the Company to be performed hereunder or thereunder.

     (f) Alterations. Except as otherwise provided in the Second Priority Note Indenture, the Company shall not, without the prior written consent of the Collateral Agent (which consent shall not be unreasonably withheld), make any addition, modification or change (each, an "Alteration"), structural or nonstructural, to the Developed Premises which could reasonably be expected to decrease, in any material respect, the value of such Developed Premises in the reasonable opinion of the Board of Directors of the Company. Whether or not the Collateral Agent has consented to the making of any Alteration, the Company shall (i) complete each Alteration promptly, in a good and workmanlike manner and in compliance, in all material respects, with all applicable local laws, ordinances and requirements and (ii) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested by appropriate legal proceedings, but such rights shall not be deemed or construed in any way as relieving, modifying or extending the Company's covenants to pay when due such claims as provided in this
          Section 4.01(f) unless (a) the legal proceedings shall operate conclusively to prevent the sale or forfeiture of such Developed Premises, or any part thereof, for failure to pay such claims when due prior to final determination of such proceedings; (b) if during such contest, a Lien shall exist with respect to any of the Developed Premises for an amount in excess of Cdn.$7,500,000, the Company shall have provided the Collateral Agent with a good and sufficient bond from a surety company reasonably satisfactory to the Collateral Agent or other security reasonably satisfactory to the Collateral Agent in an amount equal to the aforesaid Lien; (c) the Company shall have set aside adequate reserves in accordance with generally accepted accounting principles for discharge of such Lien; and (d) the Collateral Agent shall not be subject either to civil or criminal liability for any failure by the Company to pay such claim during pendency of such contest (except, with respect to civil liability, for amounts bonded or secured in accordance with the above).




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     (g)  Proper Care and Use; Inspection.

          (i)  The Company shall:

               (A) not commit or suffer waste with respect to the Collateral;

               (B) keep and maintain in all material respects, the Improvements and all machinery and equipment in good repair, working order and condition and in the state of good operating efficiency, and make or cause to be as and when the same shall become necessary, all repairs, renewals and replacements necessary to that end, ordinary wear and tear excepted, damage from casualty and condemnation as more particularly set forth in Section 5.01(d) hereof excepted and except as may be otherwise set forth in the Second Priority
                    Note Indenture;

               (C) not commit or suffer any act to be done in or upon the Collateral which violates any law, ordinance or regulation in any material respect;

               (D) except as otherwise provided in the Second Priority Note Indenture, the Developed Premises shall not be demolished nor shall any material portion of the machinery and equipment situated thereon be removed without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld;

               (E) comply in all material respects with all of its obligations as lessee under all leases and shall not surrender any lease or cause or allow the same to be terminated or forfeited or agree to any amendment thereto, except where such non-compliance, surrender, termination, forfeiture or amendment would not have a Material Adverse Effect.

          (ii) The Collateral Agent and any persons authorized by the Collateral Agent shall have the right (but not the obligation) to enter upon any premises of the Company and inspect the Collateral at all reasonable times (which shall be deemed to be normal business hours) upon reasonable notice (which, in the absence of an Event of Default, shall be deemed to be at least two days' advance notice). If an Event of Default shall have occurred and be continuing, the Collateral Agent and any persons authorized by the Collateral Agent may (without being obligated to do so), upon not less than 10 days' prior written notice to the Company (except in the case of an Event of Default, which if left unremedied, would reasonably be expected to (i) affect the priority of the Security constituted by this Debenture or (ii) have a Material Adverse Effect, in which case no prior notice shall be necessary), it being understood that said notice may be given prior to a Default becoming an Event of Default, enter or cause entry to be made upon any premises of the Company and repair and/or maintain as the Collateral Agent may reasonably deem necessary, and may (without being obligated to do so) make such expenditures and outlays of money as the Collateral Agent may deem reasonably necessary for the preservation of the Collateral. All reasonable expenditures and outlays of money made by the Collateral Agent pursuant hereto, together with interest thereon from the date of payment at the interest rate applicable under the Second Priority Notes, shall be added to the Obligations. All such reasonable expenditures and outlays of money, together with all interest thereon as aforesaid, shall be (i) a charge on the Collateral prior to any right or title to, interest in, or claim upon any of the Collateral subordinate to the Security constituted by this Debenture, and (ii) payable on demand.

     (h) Compliance. The Company shall comply with any and all material obligations affecting the Developed Premises, including, without limitation, all material easements, rights-of-way, covenants, restrictions and conditions and material agreements and Required Licenses affecting the Developed Premises. The Company shall have the right, at the Company's sole cost and expense, to contest the validity of any such obligations affecting the Developed Premises by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying or extending the Company's covenant to comply therewith as provided in this Section 4.01(h) unless (a) the legal proceedings shall operate conclusively to prevent the sale or forfeiture of the Developed Premises, or any part thereof, for failure to comply with such obligations prior to the final determination of such proceedings, (b) if during such contest a Lien shall exist with respect to any of the Developed Premises for an amount in excess of Cdn.$7,500,000, the Company shall provide the Collateral Agent with a good and sufficient bond from a surety company reasonably satisfactory to the Collateral Agent or other security reasonably satisfactory to the Collateral Agent in an amount equal to the aforesaid Lien, (c) the Company shall have set aside adequate reserves in accordance with generally accepted accounting principles for the payment of such obligations, and (d) the Collateral Agent shall not be subject either to civil or criminal liability for any failure by the Company to comply with such obligations during the pendency of such contest (except, with respect to civil liability, for amounts bonded or secured in accordance with the above).

     (i) Requirements of Law. The Company, at the Company's sole cost and expense, shall, in all material respects, comply with, or cause to be complied with, and conform to all present and future Required Licences and Requirements of Law, including, without limitation, any applicable health, sanitary, zoning, building, fire, occupational health and safety, use, land use and other laws and regulations, Environmental Laws and any occupancy permits, which may be applicable to the Company or to any of the Collateral, or to the ownership, use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Collateral. The Company shall promptly notify the Collateral Agent of any material non-compliance with Environmental Laws relating to the Collateral upon becoming aware of such non-compliance. The Company shall have the right, at the Company's sole cost and expense, to contest or object to the validity of any Requirements of Law by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying or extending the Company's covenant to comply therewith as provided in this Section 4.01(i) unless (a) the legal proceedings shall operate conclusively to prevent the sale or forfeiture of the Collateral, or any part thereof, or the termination or revocation of any Required Licence, for failure to comply with such Requirements of Law prior to final determination of such proceedings, (b) if during such contest a Lien shall exist with respect to any of the Collateral for an amount in excess of Cdn.$7,500,000, the Company shall provide the Collateral Agent with a good and sufficient bond from a surety company satisfactory to the Collateral Agent or other security reasonably satisfactory to the Collateral Agent in an amount equal to the aforesaid Lien, (c) the Company shall have set aside adequate reserves in accordance with generally accepted accounting principles for discharge of such Lien, and (d) the Collateral Agent shall not be subject either to civil or criminal liability for any failure by the Company to comply with such Requirements of Law during the pendency of such contest (except, with respect to civil liability, for amounts bonded or secured in accordance with the above). Not later than thirty
          (30) days prior to the expiration date of any Required Licence, the Company shall, if the Collateral Agent shall so request, deliver to the Collateral Agent (i) a copy of the renewal of such Required Licence or (ii) other evidence satisfactory to the Collateral Agent that such Required Licence will be renewed prior to its expiration; provided that, in the case of clause (ii), the Company shall deliver to the Collateral Agent the copy of the renewal of such Required Licence not later than the expiration date thereof.

     (j)  Payment of Impositions.

          (i) The Company shall pay and discharge before the last date payment may be made without the imposition of interest or a penalty all taxes of every kind and nature (including, without limitation, all real, personal property, income, franchise, withholding, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Collateral, all general and special assessments, levies, permits, and inspection and licence fees, all utility charges for gas, electricity, water and sewer services and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed on or against the Collateral, together with any interest or penalties on any of the foregoing (all the foregoing being hereinafter collectively referred to as the "Impositions"). The
               Company shall have the right, at the Company's sole cost and expense, to contest or object to the amount or validity of any Impositions by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying or extending the Company's covenant to pay such Impositions at the time and in the manner provided in this Section 4.01(j) unless (A) such legal proceedings shall operate conclusively to prevent the sale or forfeiture of the Collateral, or any part thereof, to satisfy such Impositions, or the termination or revocation of any Required Licence, prior to final determination of such proceedings, (B) if such Impositions are for an amount in excess of Cdn.$7,500,000, the Company shall furnish a good and sufficient bond from a surety company satisfactory to the Collateral Agent or other security reasonably satisfactory to the Collateral Agent in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a Lien against the Collateral, (C) the Company shall have set aside adequate reserves in accordance with generally accepted accounting principles for the payment of such Impositions, and (D) the Collateral Agent shall not be subject either to civil or criminal liability for any failure by the Company to pay such Impositions (except with respect to civil liability, for amounts bonded or secured in accordance with the above). Subject to the foregoing, and if the Collateral Agent shall so request, the Company shall deliver to the Collateral Agent receipts evidencing the payment of all Impositions.

          (ii) The Collateral Agent shall have the right, after written demand to the Company, to pay any Imposition on or after the last date payment of such Imposition may be made without imposition of interest or a penalty (provided that the Company shall not be exercising its right to contest such Imposition as hereinbefore provided), and to add the amount so paid, together with interest thereon from the date of such payment at the interest rate applicable under the Second Priority Notes, to the Obligations and nothing herein contained shall affect such right and such remedy. Any sums paid by the Collateral Agent in discharge of any Impositions, together with all interest thereon as aforesaid, shall be (A) a charge on the Collateral secured hereby prior to any right or title to, interest in, or claim upon any of the Collateral subordinate to the Security constituted by this Debenture, and (B) payable on demand.

         (iii) If an Event of Default shall have occurred and be continuing, the Company, upon the Collateral Agent's written request therefore, shall pay to the Collateral Agent an amount equal to one twelfth of the (i) annual

               Impositions reasonably estimated by the Collateral Agent so that the Collateral Agent shall have sufficient funds to pay the Impositions on the first day of the month preceding the month in which they become due and (ii) estimated aggregate annual insurance premiums on all policies of insurance required by this Debenture on a specified date each month. In such event, the Company further agrees to cause all bills, statements or other documents relating to Impositions and insurance premiums to be sent or mailed directly to the Collateral Agent. Upon receipt of such bills, statements or other documents, and provided the Company has deposited sufficient funds with the Collateral Agent pursuant to this Section 4.01(j)(iii), the Collateral Agent shall pay such amounts as may be due thereunder out of the funds so deposited with the Collateral Agent in accordance with the Second Priority Note Indenture. If at any time and for any reason the funds deposited with the Collateral Agent shall be insufficient to pay such amounts as may then or subsequently be due, the Collateral Agent shall notify the Company and the Company shall immediately deposit an amount equal to such deficiency with the Collateral Agent. The Collateral Agent shall be deemed a trustee of said funds and shall hold, invest and disburse said funds in accordance with and pursuant to the terms of the Second Priority Note Indenture. If amounts collected by the Collateral Agent under this Section 4.01(j)(iii) exceed amounts necessary in order to pay Impositions or insurance premiums, as the case may be, the Collateral Agent may reserve for, and shall credit against the next due instalment(s) for, payment of Impositions or insurance premiums, as the case may be, such portion of such excess payments as the Collateral Agent in its reasonable discretion may deem proper, and, in accordance with the terms of the Second Priority Note Indenture, the remainder, if any, shall be promptly paid to the Company. Should the Company fail to deposit with the Collateral Agent sums sufficient to pay such Impositions or insurance premiums, as the case may be, in full at least 30 days before delinquency thereof, the Collateral Agent may, at the Collateral Agent's election and upon not less than ten (10) days' prior written notice to the Company, but without any obligation to do so, advance any amounts required to make up the deficiency. All such advances, together with interest thereon from the date of payment thereof at the interest rate applicable under the Second Priority Notes, shall be added to the Obligations. All such advances, together with interest thereon as aforesaid, shall be (i) a charge on the interest in, or claim upon any of the Collateral subordinate to the Security constituted by this Debenture and (ii) payable on demand.

     (k) Compliance With Environmental Laws. The Freehold Lands and the Leasehold Lands and all operations on the Freehold Lands and the Leasehold Lands are currently in compliance and in the last three years have been in compliance with all Environmental Laws and no Contaminants have been released or disposed at, on, from or under the Freehold Lands and the Leasehold Lands except to the extent that any such presence of Contaminants or non-compliance could not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with Environmental Laws with regard to the Freehold Lands, the Leasehold Lands or the business of the Company or with regard to any Person whose liabilities for environmental matters the Company has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to have a Material

          Adverse Effect, nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened. Contaminants have not been transported or disposed of from the Freehold Lands or the Leasehold Lands, nor have Contaminants been generated, treated, stored or disposed of at, on or under any of the Freehold Lands or the Leasehold Lands in violation of any Environmental Law or in a manner that could reasonably give rise to liability under any Environmental Law, except to the extent that the foregoing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; nor does the Company reasonably believe that it has retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Contaminants, except to the extent that the foregoing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No material judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Company, threatened under any Environmental Law to which the Company is or will be named a party with respect to the Freehold Lands, the Leasehold Lands, the business of the Company or any liabilities pursuant to Environmental Laws reasonably believed by the Company to be retained or assumed by the Company contractually, by operation of law or otherwise and there are no material decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Freehold Lands, the Leasehold Lands, the business of the Company or any liabilities pursuant to Environmental Laws reasonably believed by the Company to be retained or assumed by the Company contractually, by operation of law or otherwise. The provisions of this Section 4.01(k) shall not apply to matters disclosed in the prospectus of the Company dated April 13, 1995, relating to the First Priority Notes and the Second Priority Notes or to matters arising from the alleged violation by the Company of the Clean Water Act (New Brunswick) referenced in the summons of the Provincial Court of New Brunswick to the Company dated March 27, 1995.

     (l) Change of Name. The Company shall not change its name without giving prior written notice to the Collateral Agent of the new name and the date upon which such change of name is to take affect, and in such connection shall cause to be made all filings and registrations necessary or appropriate to preserve the perfection and priority of the Security.

5.01  Covenant to Insure/Condemnation/Eminent Domain

      (a) The Company shall maintain, with respect to the Collateral, insurance coverages with reputable insurers in such amounts and against such liabilities and hazards as may be deemed, after due inquiry, on a not less than annual basis, as to the customary standards of the industry in which the Company operates, commercially reasonable in the good faith, prudent, reasonable opinion of the Board of Directors of the Company. Each insurance policy shall (i) be non-cancellable (which term shall include any reduction in the scope or limits of coverage) without at least 30 days' prior written notice to the Collateral Agent, (ii) except in the case of comprehensive public liability insurance, be endorsed to name the Collateral Agent as an additional insured as its interest may appear, with loss payable to the Collateral

           Agent, without contribution, under a standard Insurance Bureau of Canada mortgage clause (or equivalent), and, in the case of comprehensive public liability insurance, be endorsed to name the Collateral Agent as an additional insured, and provide that all insurance proceeds for losses in excess of Cdn.$6,000,000 be adjusted only with participation by the Collateral Agent and the Company, and be payable in accordance with the terms and provisions of the Second Priority Note Indenture and that proceeds for losses less than Cdn.$6,000,000 be adjusted only by the Company and shall be payable directly to the Company, and (iii) contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the Company which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of set-off, counterclaim, deduction or subrogation against the Company. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by the Company or by any lessee of any part of the Freehold Lands or otherwise, or become void by reason of the failure or impairment of the capital of any insurer, the Company shall obtain new or additional insurance complying with the requirements of this Debenture. The Company shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly compatible with all other insurance carried by the Company.

     (b) The Company shall (i) pay as they become due all premiums for such insurance, and (ii) not later than ten (10) days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section 5.01, deliver a valid certificate of insurance (or if such certificate is not then available, a renewal binder), evidencing a renewed policy or policies marked "premium paid", or accompanied by other evidence of payment reasonably satisfactory to the Collateral Agent. Subject to the terms of the Collateral Agency Agreement, the Collateral Agent shall have no responsibility for determining compliance of such insurance with the terms of this Debenture.

     (c) If the Company shall be in default of its obligations so to insure in accordance with paragraphs (a) and (b) above, then the Collateral Agent, at the Collateral Agent's option and upon not less than ten (10) days' prior written notice (provided, however, that, with respect to any material default of its obligation to obtain and maintain any of the policies required pursuant to this
          Section 5.01, no such notice shall be required), may reasonably effect such insurance for such year, and pay the premium or premiums therefore. All such reasonable premiums, together with interest thereon from the date of payment thereof at the interest rate applicable under the Second Priority Notes, shall be added to the Obligations. All such premiums, together with interest thereon as aforesaid, shall be (i) a charge on the Collateral secured hereby prior to any right or title to, interest in, or claim upon any of the Collateral subordinate to the Security constituted by this Debenture and (ii) payable on demand.

     (d) If the Collateral, or any portion thereof, shall be destroyed or damaged by fire or any other casualty, the Company shall, except as provided below and provided that the insurance proceeds are made available to the Company in accordance with the terms of the Second Priority Note Indenture (provided that the Company agrees to use reasonable efforts to provide the Officers' Certificate described in Section 11.03(a) of the Second Priority Note Indenture and provided further that if the Company is unable, in the reasonable opinion of the Board of Directors of the Company, to provide the certification described at Section 11.03(a)(v) of the Second Priority
          Note Indenture, then the Company shall have no obligation hereunder to restore, repair or replace the property as to which the Company is unable to give such certification, without regard to the availability of insurance proceeds in connection therewith) and are sufficient therefor (provided, however, that if the Company elects on the insurable portions of the Collateral not to carry casualty insurance (including other hazards insured under the then standard "Special" Form Causes of Loss or equivalent) in the amount of full replacement cost, then the Company shall be required to contribute to the costs of such restoration, repair or replacement, the difference between the proceeds actually paid out as a result of a loss and the proceeds which reasonably would have been paid out if the Company had carried such casualty insurance at full replacement cost (the "Insurance Standard") unless the Collateral Agent shall have consented to a standard less than the Insurance Standard, which consent shall not be unreasonably withheld, as determined by an independent insurance consultant designated by the Company in its reasonable discretion and at its sole expense), commence, within a reasonable time thereafter, and diligently pursue to completion the restoration, repair and replacement of the Collateral, or such portion thereof so that, and in such manner that, the Collateral shall be restored to an economically viable facility in the reasonable judgment of the Board of Directors of the Company and so that the value of any Trust Moneys remaining after restoration and the value of the Collateral after restoration, in the aggregate, are reasonably equivalent to the value of the Collateral immediately prior to any such casualty as determined in the reasonable judgment of the Board of Directors of the Company. The Company shall give immediate notice to the Collateral Agent of any such destruction or damage resulting in a loss in excess of Cdn.$6,000,000, who, subject to the provisions of the Collateral Agency Agreement, may (but shall not be obligated to) make proof of loss if not promptly made by the Company, and each insurance company concerned is hereby authorized and directed to make payment for any loss directly to the Collateral Agent. The Collateral Agent and the Company shall be entitled (but not obligated) to participate at the Company's reasonable expense, in the adjustment of any such loss in excess of Cdn.$6,000,000 and available insurance proceeds, if any, shall be paid in accordance with the terms and provisions of the Second Priority Note Indenture. In the case of any such loss of less than Cdn.$6,000,000 and provided no Event of Default hereunder shall have occurred and be continuing, the Company shall have the right to adjust such loss independently of the Collateral Agent and all such proceeds shall be paid directly to the Company. If a Major Casualty or Condemnation Event occurs with respect to the Collateral, the Company may elect, in lieu of restoring the Collateral, to prepay or defease its obligations under the Second Priority Notes in accordance with the terms and provisions of the Second Priority Note Indenture. In the event of any prepayment pursuant to the immediately preceding sentence, the Collateral Agent shall make the insurance proceeds or any part thereof received by the Collateral Agent in accordance with the provisions of the Second Priority Note Indenture and the Collateral Agency Agreement available for such purpose.

     (e) The insurance required by this Debenture may be effected by blanket and/or umbrella policies issued to the Company or an affiliate of the Company covering the Collateral and other properties (real and personal) owned or leased by the Company; provided that any such blanket policy shall specify, except in the case of public liability insurance, the sub-limit, if any, of the total coverage afforded under such policy that is available in respect of any occurrence on or about or casualty to the Collateral and shall in any case comply in all other respects with the requirements of this Section 5.01. Subject to the terms of the Collateral Agency Agreement, the Collateral Agent shall have no responsibility for determining compliance of such insurance with the terms of this Debenture.

     (f) Any transfer of the Collateral by mortgage sale shall transfer therewith all of the Company's interest, including any unearned premiums, in all insurance policies then in force covering the Collateral, subject, however, to the approval of the insurance company issuing any such policy.

     (g) If, in the reasonable opinion of the Board of Directors of the Company, any insurance coverage required to be maintained by the Company hereunder (i) becomes unavailable except upon payment of extraordinary premiums or (ii) is no longer customarily required by institutional lenders and obtained by persons owning or using facilities comparable in class and quality to facilities comprising part of the Collateral, then such insurance coverage shall be maintained by the Company only to the extent that the conditions set forth in either clause
          (i) or (ii) above are inapplicable. Subject to the terms of the Collateral Agency Agreement, the Collateral Agent shall have no responsibility for determining satisfaction of any conditions or requirements of this Section 5.01(g).

     (h) All insurance and condemnation award proceeds held by the Collateral Agent and any additional amounts deposited with the Collateral Agent by the Company in connection with any restoration of the Improvements shall be invested in accordance with the terms and provisions of the Second Priority Note Indenture pending their disposition in accordance with the terms thereof.

     (i) Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of any of the Freehold Lands, Leasehold Lands or any Improvements thereon, or any portion thereof, the Company shall notify the Collateral Agent of the pendency of such proceedings. Except in the case of a Total Taking, the Company shall be required, to the extent practicable and to the extent condemnation awards or proceeds are made available to the Company and are sufficient therefore, to restore the Developed Premises to the full extent provided by Section 5.01(d) in the case of casualty events. The Collateral Agent shall be entitled (but not obligated) to participate, at the Company's reasonable expense, with the Company in any such proceedings where the amount in controversy exceeds Cdn.$6,000,000, and the Company shall from time to time deliver to the Collateral Agent all instruments requested by it to permit such participation. The Company shall, at its expense, diligently prosecute any such proceedings, as appropriate, and shall consult with the Collateral Agent, its attorneys and experts and shall cooperate with the Collateral Agent in any reasonable defense of any such proceedings. In any case, the award of compensation, if any, shall be paid to the Collateral Agent on behalf of the Second Priority Note Trustee or as otherwise provided pursuant to the Second Priority
          Note Indenture and shall be disbursed to the Company pursuant to the terms and provisions of the Second Priority Note Indenture.


6.01 Collateral Agent's Costs and Expenses

     Upon the occurrence of any Event of Default hereunder or if any action or proceeding be commenced, to which action or proceeding the Collateral Agent is or becomes a party or in which it becomes necessary to defend or uphold the Security constituted by this Debenture or upon the occurrence and in connection with any condemnation or eminent domain proceeding with respect to which the Collateral Agent reasonably elects to participate or otherwise become involved, all reasonable costs, expenses and fees incurred by the Collateral Agent in connection therewith, including, without limitation, for the enforcement of the Security and for the repossession, holding, repairing, processing, preparing for disposition and disposing of any of the Collateral (including reasonable legal fees and disbursements and the reasonable fees and disbursements of all other professional advisors retained by the Second Priority Note Trustee or the Collateral Agent), shall be paid or reimbursed by the Company and unless and until so paid shall be added to the Obligations secured hereby. All such amounts, together with interest thereon as aforesaid, shall be (i) secured by a charge on the Collateral prior to any right or title to, interest in, or claim upon any of the Collateral subordinate to the Security constituted by this Debenture and (ii) payable on demand.

7.01 Collateral Agent's Right to Perform

     If any Event of Default hereunder shall have occurred and be continuing, the Collateral Agent, without waiving or releasing the Company from any obligation or default under this Debenture, may (without being obligated to do so) upon at least ten (10) days' prior written notice to the Company (except in the case of an Event of Default, which if left unremedied, would reasonably be expected to (a) affect the priority of the Security or (b) materially and adversely affect the value of any of the Developed Premises, in which case no prior notice shall be necessary) it being understood that said notice may be given prior to a Default becoming an Event of Default pursuant to the terms hereof, perform the same, and the cost thereof, together with interest at the interest rate applicable under the Second Priority Notes, shall be paid or reimbursed by the Company and unless and until so paid shall be added to the Obligations secured hereby. All such amounts, together with interest thereon as aforesaid, shall be (i) secured by a charge on the Collateral prior to any right or title to, interest in, or claim upon any of the Collateral subordinate to the Security constituted by this Debenture and (ii) payable on demand. No payment or advance of money by the Collateral Agent under this Section 7.01 shall be deemed or construed to cure the Company's default or waive any right or remedy of the Collateral Agent hereunder.

8.01 Events of Default

     The occurrence of an "Event of Default" as defined in the Second Priority
Note Indenture shall be an "Event of Default" hereunder. Notwithstanding anything to the contrary contained herein, in the Second Priority Note Indenture, the Collateral Agency Agreement or in any other document executed in connection herewith, for purposes of determining whether an Event of Default shall have occurred under the Second Priority Note Indenture, the Company's failure to perform or comply with any of its agreements contained herein shall not be deemed to continue past the 60-day grace period provided for in Section 6.01(5) of the Second Priority Note Indenture if any such failure cannot reasonably be cured within such 60-day period and such failure does not affect the priority of the Security constituted by this Debenture, so long as the Company, upon receiving written notice with respect thereto under the Second Priority Note Indenture, promptly commences and diligently pursues such cure to completion. Notwithstanding anything to the contrary contained in this Section 8.01, it shall be an Event of Default hereunder if the Company fails, in any material respect, to maintain the insurance coverage on the Collateral required pursuant to Section 5.01 and after receiving written notice from the Collateral Agent with respect thereto, fails within two (2) business days to cure such failure.

9.01 Enforcement of Security

     Upon the occurrence of an Event of Default, the Collateral Agent may, subject to the terms of the Collateral Agency Agreement and the Second Priority
Note Indenture, declare the Second Priority Notes and any amounts owing under the Second Priority Note Indenture and this Debenture, or any part thereof, to be immediately due and payable, whereupon the Security shall immediately become enforceable and so long as it remains enforceable, the Collateral Agent may, subject to provisions of the Second Priority Note Indenture and the Collateral Agency Agreement and applicable law, exercise in its sole discretion the following rights and remedies (which may be exercised either independently or concurrently):

          (a) Take Possession: immediately enter upon and take possession of the Collateral or any part thereof and exclude the Company and all persons claiming under the Company therefrom; hold, operate and manage the Collateral and from time to time make all necessary repairs, alterations, additions and improvements thereto; collect, sue for, recover and receive the Rents, income and profits therefrom and use the same to pay all proper and reasonable costs and expenses of so taking, holding, operating and managing the Collateral, including the reasonable expenses and compensation of the Collateral Agent, its agents and solicitors, and any taxes, assessments and other charges which the Collateral Agent may, in its reasonable discretion, deem it wise to pay, and apply the remainder of the moneys so received as provided in the Collateral Agency Agreement and the Second Priority Note Indenture;

          (b) Disposition: to the extent and in the manner permitted by applicable law (the power of sale and other powers conferred on the Collateral Agent by virtue of the Property Act (New Brunswick) as in force from time to time being incorporated herein by reference) (provided, however, that, in the event that any of the following provisions are more restrictive with respect to the exercise by the Collateral Agent of its rights pursuant thereto, then the following notice, provisions, limitations and other restrictions shall govern), sell, lease or otherwise dispose of the Collateral or any part thereof or interest therein at public auction or by public tender to the highest bidder for cash or upon credit or by private disposition or auction but only after demand and only upon not less than 30 days' prior written notice to the Company setting forth the date, time, place, and manner of disposition upon such terms as the Collateral Agent may, acting in a commercially reasonable manner, approve and whether or not the Collateral Agent has taken possession of the Collateral, and upon such disposition the Collateral Agent shall make and deliver to the purchaser or purchasers or lessee or lessees a good and sufficient deed or deeds (or other instrument or instruments of transfer or lease, as the case may be) for the same. The Collateral Agent is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary conveyances, assignments, leases and transfers of property thus disposed of; and for that purpose it may execute all necessary deeds, bills of sale, and instruments of assignment, lease and transfer, and may substitute one or more persons with like power, the Company hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, if so requested by the Collateral Agent or any purchaser or lessee of the Collateral or any part thereof, the Company shall ratify and confirm any such disposition by executing and delivering to the Collateral Agent or such purchaser or lessee all proper conveyances, assignments, instruments of transfer, leases and releases as may be designated in any such request.

          (c) Appointment of Receiver, Etc.: by instrument in writing appoint any Person, whether an officer or employee of the Collateral Agent or not, to be a receiver (which term shall include a receiver and manager or receiver/manager) of the Collateral or of any part thereof and remove any receiver so appointed and appoint another in his stead; and, subject to the provisions of the instrument appointing such receiver, any such receiver so appointed shall have (to the extent permitted by law):

                    (i) the same rights and powers as are conferred on the Collateral Agent by law or pursuant to Sections 9.01(a) and (b); and

                    (ii) the power to borrow money on the security of the
                         Collateral and in priority to this Debenture for the purpose of the maintenance, preservation or protection of the Collateral or any part thereof or for carrying on all or any part of the business of the Company relating to the Collateral (and in so doing the receiver may issue certificates called "Receiver's Certificates"). Receiver's Certificates may be payable either to order or to bearer and may be payable at such time or times as the receiver may think expedient and shall bear interest as shall be stated therein and the amounts from time to time payable by virtue of Receiver's Certificates shall form a charge upon the Collateral in priority to the Security of this Debenture;

provided that such receiver shall be deemed the agent of the Company and not that of the Collateral Agent and the Collateral Agent shall not be in any way responsible for any misconduct, negligence or non-feasance of any such receiver, his servants, agents or employees. To facilitate the foregoing powers, any such receiver may, to the exclusion of all others, including the Company, enter upon, use and occupy all premises owned or occupied by the Company wherein the Collateral may be situate, maintain the Collateral upon such premises, borrow money and use the Collateral directly in carrying on the Company's business or as security for loans or advances to enable him to carry on the Company's business or otherwise, as such receiver shall, in his discretion, determine. Except as may be otherwise directed by the Collateral Agent, the net profits of carrying on the said business and the net proceeds of sale shall be paid by the receiver to the Collateral Agent to be held and distributed in accordance with the provisions of the Collateral Agency Agreement and the Second Priority Note Indenture;

          (d) Further Rights: exercise any of the other rights to which the Collateral Agent is entitled as holder of this Debenture, including the right to take proceedings in any court of competent jurisdiction for the appointment of a receiver and manager, for the sale of the Collateral or any part thereof and the right to take any other action, suit, remedy or proceeding authorized or permitted thereunder or by law or in equity in order to enforce the Security;

provided, that the Collateral Agent shall not be liable or accountable for any failure to collect, enforce the Security or realize on any Collateral and shall not be bound to institute proceedings for the purpose of collection, enforcing the Security or realizing on the same for the purpose of preserving any right of the Collateral Agent, the Company or any other Person in respect of the same, and shall have no obligation to take any steps to preserve rights against prior parties to any debt, instrument or chattel paper whether Collateral or the proceeds thereof and whether or not in the Collateral Agent's possession and shall not be liable or accountable for any delay in or failure to do so.

10.01     Proceeds of Disposition

     The proceeds of any disposition of the Collateral or any part thereof or any interest therein, together with any other moneys at the time held by the Collateral Agent as part of the Collateral, shall (except as otherwise provided herein) be applied in accordance with the terms and provisions of the Second Priority Note Indenture and the Collateral Agency Agreement except as required by applicable law.

11.01     Deficiency

     If the proceeds of disposition of the Collateral and any other moneys held by the Collateral Agent are insufficient to satisfy the Obligations in full, the Company shall remain liable to pay any deficiency to the Collateral Agent on behalf of the Second Priority Note Trustee for the benefit of the holders of the Second Priority Notes forthwith on demand.

12.01     Discharge

     If the Company pays and performs the Obligations in full and the conditions for the satisfaction and discharge of the Second Priority Note Indenture have been satisfied, and otherwise observes and performs the terms and conditions hereof, then the Collateral Agent shall, at the request and at the expense of the Company, cancel and discharge the Security and execute and deliver to the Company such deeds and other instruments that shall be requisite therefor; provided that until such cancellation and discharge this Debenture shall remain in full force and effect. Notwithstanding anything herein to the contrary, the Collateral, or any part thereof, may only be, and shall be, released or discharged from the terms of this Debenture only in accordance with the provisions relating to the release or discharge of Collateral contained in the Second Priority Note Indenture.

13.01     Waiver

     No waiver of any provision of this Debenture shall be effective unless it is in writing, makes express reference to the provision affected thereby and is signed by the Collateral Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given. No waiver shall be taken in any manner whatsoever to affect any subsequent breach of any provision of the Debenture or the rights resulting therefrom.

14.01     Transfers, Subordinate Security

     Except as permitted in the Second Priority Note Indenture, the Company will not, directly or indirectly, (i) sell, assign, convey, transfer or otherwise dispose of legal or equitable title to any of the Collateral, or (ii) mortgage, hypothecate or otherwise encumber or grant a security interest in any of the Collateral.

15.01     Notices

     Any notice or demand required or permitted to be given or made by the Collateral Agent to the Company shall be given and be deemed to be received in the manner prescribed in the Collateral Agency Agreement.

16.01     Successors and Assigns

     This Debenture shall enure to the benefit of and be binding upon the Second Priority Note Trustee, the Collateral Agent and the Company and their respective successors and assigns.

17.01     Amendments

     No amendment of any provision of this Debenture shall be made except in accordance with the provisions of the Second Priority Note Indenture and only by a written agreement executed by the parties hereto.

18.01     Severability

     In the event that any provision of this Debenture, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any court of competent jurisdiction, the remaining provisions of this Debenture shall remain in full force and effect.

19.01     Governing Law

     This Debenture shall be governed in all respects by the laws of the Province of New Brunswick and the laws of Canada applicable therein.

20.01     Receipt of Copy

     The Company acknowledges that it has received a true copy of this Debenture.

21.01     Collateral Agent's Capacity and Disclaimers

     The Collateral Agent is acting hereunder in its capacity as the Collateral Agent under the Collateral Agency Agreement and any duties and obligations of the Collateral Agent hereunder are subject to all terms and provisions of the Collateral Agency Agreement, which are incorporated herein by reference. The Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Debenture, shall not be responsible for the use by the Company of any funds payable to or retainable by the Company hereunder and shall not be responsible for the accuracy of any statements, certifications or other information provided to it by the Company or any other person pursuant hereto. In the absence of bad faith, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent hereunder and conforming to the requirements hereof. Any reference herein to knowledge of the Collateral Agent with respect to any circumstance, fact or event shall mean the actual knowledge of a responsible officer in the Corporate Trust Department of the Collateral Agent. The Collateral Agent undertakes to perform such duties, and only such duties, as are specifically set forth herein, in the Second Priority Note Indenture and in the Collateral Agency Agreement, and no implied covenants or obligations shall be read into this Debenture against the Collateral Agent.

                                  SCHEDULE "D"

                                    RECITALS

A. The Company and The Bank of New York, as trustee (together with any successors and assigns in such capacity, the "First Priority Floating Rate Note Trustee") have entered into a certain indenture (as amended from time to time, the "First Priority Floating Rate Note Indenture") dated as of April 15, 1995, pursuant to which the Company has issued First Priority Floating Rate Senior Secured Notes Due 2000 (the "First Priority Floating Rate Notes") in the aggregate principal amount of U.S.$150,000,000.

B. The Company and The Bank of New York, as trustee (together with any successors and assigns in such capacity, the "First Priority Fixed Rate Note Trustee", together with the First Priority Floating Rate Note Trustee, the "First Priority Note Trustees") have entered into a certain indenture (as amended from time to time, the "First Priority Fixed Rate Note Indenture" and, together with the First Priority Floating Rate Note Indenture, the "First Priority Note Indentures") dated as of April 15, 1995, pursuant to which the Company has issued 9 7/8% First Priority Fixed Rate Senior Secured Notes Due 2000 (the "First Priority Fixed Rate Notes" and, together with the First Priority Floating Rate Notes, the "First Priority Notes") in the aggregate principal amount of U.S.$150,000,000.

C. The Company and Bankers Trust Company, as trustee (together with any successors and assigns in such capacity, the "Second Priority Note Trustee", together with the First Priority Note Trustees, the "Trustees") have entered into a certain indenture (as amended from time to time, the "Second Priority Note Indenture" and, together with the First Priority Note Indentures, the "Indentures") dated as of April 15, 1995, pursuant to which the Company has issued 10 5/8% Second Priority Senior Secured Notes Due 2005 (the "Second Priority Notes") in the aggregate principal amount of U.S.$350,000,000.

D. Simultaneously with the execution and delivery of this Debenture, the Company, the Trustees and The Bank of New York, in its capacity as collateral agent (the "Collateral Agent"), have entered into a certain Collateral Agency and Intercreditor Agreement (as amended from time to time, the "Collateral Agency Agreement") dated as of April 15, 1995, providing, among other things, for the Collateral Agent to receive and hold in trust on behalf of the First Priority Floating Rate Note Trustee for the benefit of the holders of the First Priority Floating Rate Notes and in trust on behalf of the First Priority Fixed Rate Note Trustee for the benefit of the holders of the First Priority Fixed Rate Notes, mortgages, charges and assignments on or in respect of certain property of the Company as evidenced by a Debenture of the Company dated even date herewith
     (the "First Priority Debenture") as security for the First Priority Notes and to receive and hold in trust on behalf of the Second Priority Note Trustee for the benefit of the holders of the Second Priority Notes, mortgages, charges and assignments on or in respect of the same property of the Company as evidenced by this Debenture as security for the Second Priority Notes, which mortgages, charges and assignments of the First Priority Debenture shall be prior to this Debenture in accordance with the terms of the Indentures and the Collateral Agency Agreement.

E. The mortgages, charges and assignments of this Debenture are given by the Company to secure (a) the repayment of all principal and payment of all interest, prepayment premiums, if any, and other amounts evidenced by the Second Priority Notes and all other sums due or to become due under the Second Priority Notes, and any renewals or extensions thereof, and the payment of all sums payable under this Debenture, the Collateral Agency Agreement (but only as it relates to the Second Priority Notes and the Second Priority Note Indenture) and the Second Priority Note Indenture, and (b) the performance of all covenants, agreements, obligations and liabilities of the Company under or pursuant to this Debenture, the Collateral Agency Agreement (but only as it relates to the Second Priority Notes and the Second Priority Note Indenture), the Second Priority Note Indenture or any other instruments or documents securing payment of the Second Priority Notes (collectively, the "Obligations").

                               SCHEDULE "F"

     (a) As continuing security for the due payment and performance of the Obligations, the Company hereby:

          (i) grants, mortgages and charges as and by way of a second fixed and specific mortgage and charge to and in favour of the Collateral Agent, all right, title and interest, now existing or after-acquired, of the Company in and to:

               (A) all freehold real property and all leaseholds of real property, including, but not limited to, the freehold and leasehold lands and premises described in Schedule "A" hereto (the freehold real property subject to the fixed mortgage and charge being collectively referred to herein as the "Freehold Lands" and the leaseholds of real property subject to the fixed mortgage and charge being collectively referred to herein as the "Leasehold Lands");

               (B) all buildings, improvements, erections, structures and fixtures now or hereafter constructed or placed on the Freehold Lands or the Leasehold Lands (collectively, the "Improvements");

               (C) all of the Company's present and after-acquired personal property (other than inventory, accounts receivable arising from the sale or lease of, or otherwise relating to, inventory, insurance in respect of such inventory and accounts receivable, records relating to such inventory, accounts receivable and insurance, substitutions and replacements of, and property derived from dealings with, such inventory, accounts receivable, insurance and records and claims, choses in action and security for such inventory, accounts receivable, insurance, records and other property);

               (D) Crown Timber Licences Number 3 and Number 4 issued to the Company pursuant to the Crown Lands and Forests Act of New Brunswick (the "Crown Timber Licences");

               (E) all replacements of, substitutions for and increases, additions and accessions to any of the property described in clauses (i)(A) to (i)(D) inclusive above; and

               (F)  all proceeds of any of the property described in clauses
                    (i)(A) to (i)(E) inclusive above stated to be subject to the fixed and specific mortgage and charge created hereby, in any form derived directly or indirectly from any dealing with such property or that indemnifies or compensates for the loss of or damage to such property including, without limitation, proceeds of insurance, and the right to collect and receive the same, and all awards or other compensation including the interest payable thereon and the right to collect and receive the same, heretofore and hereafter made with respect to the taking by eminent domain, condemnation or otherwise of such property by the Government of Canada, the government of any province, or any municipality or other governmental authority;

     (ii) charges as and by way of a floating charge to and in favour of the Collateral Agent, all its undertaking, property and assets, both present and after-acquired, of whatsoever nature and kind and wheresoever situate (other than (A) inventory, accounts receivable arising from the sale or lease of, or otherwise relating to, inventory, insurance in respect of such inventory and accounts receivable, records relating to such inventory, accounts receivable and insurance, substitutions and replacements of, and property derived from dealings with, such inventory, accounts receivable, insurance and records and claims, choses in action and security for such inventory, accounts receivable, insurance, records and other property (B) such of the undertaking, property and assets of the Company that is effectively and validly subject to the fixed and specific mortgage and charge created under clause (i) above, and (C) the property that is excluded from the Security pursuant to paragraph (b) below);

    (iii) assigns to the Collateral Agent all right, title and interest, now existing or after-acquired, of the Company as landlord or licensor, as the case may be, in (A) all leases, subleases or other agreements for the lease, use or occupancy of any of the Freehold Lands or the Leasehold Lands or any part thereof or space therein, whether written or oral, and as amended and renewed from time to time (collectively, the "Leases"), (B) all rents and other amounts owing from time to time under the Leases, and (C) every guarantee of the payment of the Rents or performance and observance of the covenants, conditions and agreements to be performed by any parties thereto other than the Company (such rents and other amounts and the benefit of all guarantees, conditions and agreements being hereinafter collectively referred to as the "Rents"); provided, that so long as no Event of Default has occurred and is continuing, the Company shall have the right to collect, sue for, recover and retain all Rents, give receipts therefor and to enforce payment thereof.

    The fixed and specific mortgage and charge, floating charge and assignment created by this Debenture are collectively referred to herein as the "Security" and the property, both real and personal, subject to such fixed and specific mortgage and charge, floating charge or assignment is collectively referred to herein as the "Collateral".

     (b)  The Security shall not apply to:

          (i) any property or assets acquired by the Company after the date hereof to the extent that within 30 days after the date of acquisition the Company transfers such property or assets to a Person and then leases them back from such Person; and

          (ii) the last day of the term of any lease or any agreement therefor now held or hereafter acquired by the Company, provided that the Company shall stand possessed of the reversion remaining in the Company of any leasehold interest forming part of the Collateral upon trust to assign and dispose thereof as the Collateral Agent shall direct; and upon any sale or sales of such leasehold interest or any part thereof, the Collateral Agent, for the purpose of vesting the aforesaid reversion of such term or any renewal thereof in any purchaser or purchasers thereof, shall be entitled by deed or writing to appoint such purchaser or purchasers or any other person or persons a new trustee or trustees of the aforesaid reversion or any renewal thereof in the place of the Company and to vest the same accordingly in the new trustee or trustees so appointed, freed and discharged from any obligation respecting the same.

Notwithstanding the Principal Sum as set out in this Debenture, the charges on the Crown Timber Licenses under this Debenture shall be limited to the amount set out in the Order of the Lieutenant Governor-in-Council of the Province of New Brunswick dated April 6, 1995 being Order-in-Council 95-430 as amended by Order-in-Council 95-433 dated April 13, 1995 namely the sum of three hundred fifty million dollars (U.S.$350,000,000.00) in lawful money of the United States. Provided however that in the event the said Order-in-Council is further amended by increasing the said sum of three hundred fifty million dollars (U.S.$350,000,000.00) in lawful money of the United States to the Principal Sum, and the Minister of Natural Resources of the Province of New Brunswick gives his written consent to such increase, the charges in this Debenture on the Crown Timber Licenses shall thereafter be for the full Principal Sum.